                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT is made as of the 4th day of November, 1996, by and among NATIONAL CANADA FINANCE CORP. (which, together with its successors and assigns, is referred to herein as "Bank"), ENVIRONMENTAL PURIFICATION INDUSTRIES, INC. (which, together with its permitted successors and assigns, is referred to herein as "EPI") and ENVIRONMENTAL PURIFICATION INDUSTRIES COMPANY (which together with its permitted successors and assigns, is referred to herein as EPIC; EPIC and EPI shall be referred to collectively a "Borrowers" and individually as a "Borrower").

                                   RECITALS:

     Borrowers are indebted to Bank pursuant to the terms of a Term Note of even date herewith in the principal amount of $1,700,000 (the "EPI Third Term Note"), executed by Borrowers and Meridian National Corporation, the sole shareholder of EPI and the sole shareholder of the general partners of EPIC ("MNC"), and payable to the order of Bank (which, as amended, modified or supplemented from time to time, together with all notes issued in substitution thereof or replacement thereof, is referred to collectively herein as the "Note").

                                  PROVISIONS

     NOW, THEREFORE, in consideration of the extension of credit heretofore, now or hereafter made by Bank to Borrowers, the parties hereto hereby agree as follows:

1.   GENERAL

     1.1 DEFINED TERMS. In addition to the terms defined above, when used herein, the following terms shall have the following meanings:

     ACCOUNTS - As to each Borrower, all of such Borrower's accounts, contracts, contract rights, notes, bills, drafts, acceptances, general intangibles, choses in action, and all other debts, obligations and liabilities in whatever form, owing to such Borrower from any Person, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Borrower, for goods sold or leased or for services rendered, whether or not earned by performance and whether or not evidenced by contracts, instruments or documents, or however otherwise the same may have been established or created, all guarantees and security therefor, all rights, title and interests of such Borrower in the merchandise or services which gave rise thereto including, but not limited to, the rights of reclamation and stoppage in transit, and rights of an unpaid seller of merchandise or services.

     ACCOUNT DEBTOR - Any person who is or may become obligated to a Borrower under, with respect to, or on account of an Account.

     AGREEMENT - This Security Agreement as the same may be amended, modified or supplemented from time to time.

     BANKRUPTCY LAWS - All statutes, rules, regulations and other forms of law, federal, state or otherwise, including, but not limited to, the provisions of Title 11 of the United States Code, in each instance as in effect from time to time, relating to the bankruptcy, insolvency, liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

     BANK'S LIEN - The Lien upon the Collateral in favor of Bank securing payment of all Obligations, whether arising pursuant hereto or pursuant to any of the other Loan Documents.

     CODE - The Uniform Commercial Code as adopted and in force in the State of Ohio as from time to time in effect.

     COLLATERAL - All of the Property described in Section 2.1 of this Agreement, together with all other Property of the Borrowers now or at any time or times hereafter subject to a Lien in favor of Bank.

     COLLATERAL LOCATION - The location(s) identified on EXHIBIT A attached to this Agreement, and any other locations where the Collateral presently is or hereafter is located.

     CONTRACTS - As to each Borrower, all contracts, instruments, undertakings, documents or other agreements in or under which such Borrower may now or hereafter have any right, title or interest and which pertain to the purchase, lease, sale or other disposition by such Borrower of any Collateral, as amended, modified or supplemented from time to time.

     CONTRACT RATE - As defined in the Note, as the same may be amended, modified or supplemented from time to time.

     CONTRACT RIGHTS - All rights of Borrowers, including, without limitation, all rights to payment, under each Contract.

     DEPOSITORY ACCOUNT - As defined in Section 3.1 of this Agreement.

     DEPOSITORY AGREEMENT - As defined in Section 3.1 of this Agreement.

     DEPOSITORY BANK - As defined in Section 3.1 of this Agreement.

     EQUIPMENT - The equipment and machinery identified on EXHIBIT B attached hereto, together with all parts, appurtenances and accessions thereto and substitutions therefor and replacements thereof.

      EVENT OF DEFAULT - As defined in the Loan Agreement.

      LIEN - Any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest or lien arising from a security agreement, mortgage, encumbrance, pledge, conditional sale, trust receipt or assignment, lease, consignment or bailment for security purposes.

     LOAN AGREEMENT - Loan And Security Agreement entered into by and among MNC, Ottawa River Steel Co., National Metal Processing, Inc., Interstate Metal Processing, Inc., Precise Pac, Inc., Meridian Environmental Services, Inc. and Bank.

     LOAN DOCUMENTS - This Agreement, the Note and the Loan Agreement.

     LOCKBOX - As defined in Section 3.2 of this Agreement.

     OBLIGATIONS - All debts, liabilities and obligations of Borrowers to Bank under this Agreement and also any and all other debts, liabilities, and obligations of Borrowers to Bank of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising including, without limiting the generality of the foregoing, any debt, liability, or obligation of Borrowers to Bank under any guaranty or of Borrowers to any other Person which Bank may have obtained by assignment or otherwise and all interest, fees, charges, and expenses which at any time may be payable by Borrowers to Bank.

     PERMITTED LIENS - As defined in Section 5.2 of this Agreement.

     PERSON - An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     PRINCIPAL BUSINESS LOCATION - 810 Chicago Street, Toledo, Ohio 43611

     PROCEEDS - As defined in the Code and, in any event, including, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrowers from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrowers from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of a governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     PROPERTY - Any kind of property or asset, whether real, personal or mixed, or tangible or intangible, or any interest in any such property or asset.

     1.2 OTHER TERMS. All other terms contained in this Agreement shall have, unless the context indicates to the contrary, the meanings provided for by the Code to the extent the same are used or defined therein.

     1.3 USE OF PLURAL FORM. All definitions shall be equally applicable to both the singular and plural forms of the defined terms.

2.  COLLATERAL; GENERAL TERMS

    2.1 GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of the Obligations, and in addition to any other Collateral or Lien securing the Obligations, Borrowers hereby grant to Bank a continuing security interest in and to all of the following Property of Borrowers, whether now owned or existing or hereafter acquired or arising and wheresoever located:

    (A)  All Accounts, Contract Rights and Proceeds;

    (B)  All Equipment;

    (C) Any and all deposits or other sums at any time credited by or due from Bank to Borrowers, whether in a Depository Account or other account, together with any and all instruments, documents, policies and certificates of insurance, securities, goods, Accounts, choses in action, general intangibles, chattel paper, cash or other Property, and the proceeds of each of the foregoing, to the extent owned by Borrowers or in which Borrowers have an interest and which now or hereafter are at any time in the possession or control of Bank or in transit by mail or carrier to or from Bank or in the possession of any Person acting in Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same, and any and all balances, sums, proceeds and credits of Borrowers with, and any claims of Borrowers against, Bank;

     (D) All accessions to, substitutions for and all replacements, products and proceeds of the Property described in Subsections (A), (B) and (C) above, including, without limitation, proceeds of insurance policies insuring such Property; and

     (E) All books, records, and other property (including, but not limited to, credit files, programs, printouts, and other materials and records) of Borrowers pertaining to any of the Property described in Subsections (A), (B),
(C), or (D) above.

     2.2 PERFECTION OF LIENS OF BANK. Borrowers agree to execute such financing statements provided for by applicable law and to otherwise take such action, and execute such assignments or other instruments or documents, in each case as Bank may request, to evidence, perfect or record Bank's Lien upon the Collateral. Borrowers hereby authorize Bank to execute and file any such financing statement or continuation statement on Borrowers' behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement.

     2.3 INSURANCE. Borrowers shall maintain and pay for insurance upon all tangible Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazards, public liability and such other risks and in such amounts and with such insurance companies as shall in each instance be reasonably satisfactory to Bank. Borrowers shall deliver certified copies of such policies to Bank with satisfactory loss payable endorsements naming Bank as its interest may appear. Each policy of insurance or endorsement shall contain a provision requiring thirty (30) days advance written notice to Bank in the event of cancellation of the policy for any reason whatsoever or any modification thereto and a clause that the interest of Bank shall not be impaired or invalidated by any act or neglect of Borrowers or other owner of the premises where such Property may be located, nor by the occupation of such premises for purposes more hazardous than are permitted by said policy. Borrowers shall deliver to Bank, promptly as rendered, true copies of all reports made by Borrowers in any report forms to insurance companies. Borrowers hereby irrevocably make, constitute, and appoint Bank (and all officers, employees or agents designated by Bank) as Borrowers' true and lawful attorney-in-fact and agent, with full power of substitution, such that upon an Event of Default or if an Event of Default has occurred and in continuing, then Bank shall have the right and authority to make, and adjust claims under such policies of insurance (provided, however, that Bank agrees to consult with Borrowers prior to finally making, settling, or adjusting claims under such policies of insurance), receive, and endorse the name of Borrowers on, any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance or to pay any premium in whole or in part relating thereto. Bank, without waving or releasing any obligation or default by Borrowers hereunder, may (but shall be under no obligation to do so) at any time or times thereafter maintain such action with respect thereto which Bank deems advisable. All sums disbursed by Bank in connection therewith including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, and until paid by Borrowers to Bank, with interest thereon at the Contract Rate, shall be additional Obligations hereunder secured by the Collateral.

     2.4 PROTECTION OF COLLATERAL; REIMBURSEMENT. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use or other taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of Borrowers' business operations, which, if unpaid, could result in the imposition of any Lien upon the Collateral, shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, then at Bank's option it may pay the same. All sums so paid or incurred by Bank for any of the foregoing and any and all other sums for which Borrowers may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which Bank may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder shall be repayable on demand and, until paid by Borrowers to Bank with interest thereon at the Contract Rate, shall be additional Obligations hereunder secured by the Collateral. Bank shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

     2.5 INSPECTION. Bank, by any of its officers, employees, agents or representatives, shall have the right to inspect the Collateral, all records related thereto (and to make extracts from such records), and the premises upon which any of the Collateral is located, to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral.

3. COLLECTION OF ACCOUNTS


      3.1 PROCEEDS. Except for minor petty cash required in the ordinary course of business of Borrowers, all checks, drafts, cash and other proceeds realized from the sale of any goods or services or from the sale or other disposition of any of the Collateral, including, but not limited to, all proceeds realized from the collection of the Accounts or otherwise pursuant to any Contract Right, note, bill, draft, acceptance, chose in action and other like forms of general intangibles, and all remittances received by Borrowers in respect to the foregoing, shall, be held by Borrowers as trustee of an express trust for Bank's sole benefit and subject to immediate deposit (in their original form duly endorsed in blank) in a special account over which Bank has the sole right and power of withdrawal, maintained at a financial institution acceptable to Bank (such financial institution and account being herein referred to as the "Depository Bank" and "Depository Account" respectively). The Depository Account shall be subject to the written agreement of the Depository Bank to waive any right of setoff it might otherwise claim to have against any funds in the Depository Account and to otherwise charge any costs relative to the Depository Account to Borrowers or such other account(s) as Borrowers may maintain with the Depository Bank, such agreement (the "Depository Agreement") to be in form and substance acceptable to Bank. Bank assumes no responsibility for any claim of accord and satisfaction or release with respect to funds which have been deposited in the Depository Account.

      3.2 LOCKBOX. If at any time requested by Bank, Borrowers shall instruct all Account Debtors to mail their payments directly to a designated post office lockbox (a "Lockbox") maintained at Borrowers' expense, with respect to which only Bank or, should Bank so agree, a designated financial institution shall have the right of access and all payments so received shall be subject to immediate deposit into the Depositary Account.

      3.3 BANK'S ACCOUNT. All funds held in the Depository Account shall be subject to transfer to an account designated by the Bank (the "Bank's Account") as set forth in the Depository Agreement or as otherwise designated by Bank and the application of any such funds to the payment of the Obligations shall not occur until Bank's receipt of such funds in cleared federal funds in the Bank's Account. The order and method of application of such payment shall be in the sole discretion of Bank.

      3.4 NOTIFICATION OF ACCOUNT DEBTORS. Upon the occurrence and continuance of an Event of Default, Bank shall have the right to notify Account Debtors and other Persons indebted to Borrowers of Bank's interest in such amounts payable to Borrowers and to instruct such Account Debtors and other Persons to remit the same directly to Bank. Upon the collection and deposit of such amounts in cleared federal funds in Bank's Account (less any costs of collection and other charges or expenses incurred in connection therewith), such amounts shall be subject to application to the Obligations.

      3.5 VERIFICATION OF ACCOUNTS. Any of Bank's officers, employees, or agents shall have the right, at any time or times thereafter, in the name of Bank, any designee of Bank or in the name of Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph, or otherwise.

      3.6 CONDITIONAL ASSIGNMENTS, RECORDS AND SCHEDULES AND SCHEDULES OF ACCOUNTS. Commencing on November 15, 1996, and continuing on November 30, 1996, and on the fifteenth (15th) day and the last day of each month thereafter, Borrowers shall deliver to Bank, in form and substance acceptable to Bank, a detailed aged trial balance of all then existing Accounts specifying the names, face value and dates of invoices for each Account Debtor obligated on an Account so listed. In addition, upon Bank's request, Borrowers shall furnish Bank with copies of proof of delivery and the original copy of all documents relating to the Accounts including, but not limited to, repayment histories and present status reports relating to the Accounts and such other matters and information relating to the status of then existing Accounts as Bank shall reasonably request. Upon an Event of Default or if an Event of Default has occurred and is continuing Borrowers shall execute and deliver to Bank, on forms supplied by Bank and at such intervals as Bank may from time to time require, written assignments of all of their Accounts after shipment of the subject goods, together with copies of invoices and/or invoice registers related thereto.

4. REPRESENTATIONS AND WARRANTIES

      As an inducement to Bank to make advances under the Notes, EPI and EPIC warrant, represent and covenant to Bank that:

         (A) EPI is a corporation duly formed, legally existing and in good standing under the laws of its state or jurisdiction of organization and has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each other state or jurisdiction where the character of its Property, the nature of its business operations or the nature of its other business activities or Property owned or leased makes such qualification necessary.

         (B) EPIC is a general partnership duly organized and validly existing under the laws of the State of Ohio and is duly qualified and authorized to do business and is in good standing as a foreign partnership in each other state or jurisdiction where the character of its Property or the nature of its activities makes such qualification necessary.

         (C) EPI has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform its obligations under this Agreement and each of the other Loan Documents to which it is a party. This Agreement and each of the other Loan Documents to which EPI is a party have each been duly authorized and approved by all requisite corporate action of EPI, and are the legal, valid and binding obligations of EPI, enforceable against EPI in accordance with their respective terms. EPI's execution and delivery of, and performance under, this Agreement and each of the other Loan Documents to which it is party will not (i) require any consent or approval of any Person other than the Board of Directors of EPI, (ii) contravene any provision of the Articles of Incorporation or Certificate of Incorporation, Bylaws or Code of Regulations of EPI, (iii) violate, or cause EPI to be in default under, any provision of any writ, judgement, injunction or decree having applicability to EPI or any of its Property, or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) upon any Property of EPI.

         (D) EPIC has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. This Agreement and each of the other Loan Documents to which EPIC is a party have each been duly authorized and approved by an officer of each of National Purification, Inc. ("NPI"), an Ohio corporation, and MEPI Corp., an Ohio corporation, in their capacities as general partners of EPIC, and are the legal, valid and binding obligations of EPIC, enforceable against EPIC in accordance with their respective terms. NPI and MEPI are wholly owned subsidiaries of Meridian National Corporation. EPIC's execution and delivery of, and performance under, this Agreement and each of the other Loan Documents to which it is a party will not (i) require any consent or approval of any person other than the Boards of Directors of NPI and MEPI, (ii) contravene any provision of the EPIC Partnership Agreement, (iii) violate, or cause EPIC to be in default under, any provision of any writ, judgment, injunction or decree having applicability to EPIC or any of its Property, or
(iv) result in the creation or imposition of any Lien (other than Permitted Liens) upon any property of EPIC.

       (E) All of the Collateral is located at a Collateral Location.

       (F) Each Borrower has good, indefeasible and marketable title to and ownership of all Property it purports to own, which, in the case of the Collateral, is free and clear of all Liens, except Permitted Liens.

5. COVENANTS AND CONTINUING AGREEMENTS

   5.1 AFFIRMATIVE COVENANTS. During the period that any Obligations remain outstanding and unpaid, Borrowers covenant that, unless otherwise consented to by Bank in writing, they will:

       (A) Comply in all respects with all covenants, agreements and conditions on their part to be performed or observed under the terms of the Notes and each of the other Loan Documents to which they are a party.

       (B) Promptly notify Bank in writing, upon Borrowers' learning thereof, of any claim by any Person to any of the Collateral or any right therein, to the extent not otherwise a Permitted Lien, or any action by any Person to levy upon, repossess or attach any Collateral.

       (C) If any of the Accounts arise out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, execute any instruments and take any other action required or requested by Bank to perfect Bank's security interest in such Accounts under the provisions of the Assignment of Claims Act of 1940.

       (D) In the event any Account is or becomes evidenced by any note, trade acceptance or other instrument, promptly notify Bank of such fact and, upon Bank's request, deliver the same to Bank, appropriately endorsed.

   5.2 NEGATIVE COVENANTS. During the period that any Obligations remain outstanding and unpaid, Borrowers covenant that, unless Bank has first consented thereto in writing, they will not:

       (A) Permit or suffer to exist any lien in or upon any of the Collateral except the following (herein referred to as "Permitted Liens"):

           (1) Those security interests and liens granted in favor of Bank pursuant to this Agreement and the other Loan Documents;

           (2) Liens securing taxes, assessments or governmental charges or levies or the claims or damages of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided the payment thereof is not at the time required;

           (3) Liens incurred or deposits made in the ordinary course of business, and provided any amounts secured thereby are not overdue or delinquent in any respect (a) in connection with worker's compensation, unemployment insurance, social security and other like laws, or (b) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

           (4) Attachment, judgment, and other similar non-tax Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed or bonded within thirty (30) days after issuance or filing and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; and

           (5) Such other Liens as described on EXHIBIT C hereto or as hereafter approved by Bank in writing.

       (B) Sell, lease, transfer or otherwise dispose of any of the Equipment.

       (C) Change its name or otherwise use any fictitious name, trade name, trade style or "d/b/a", unless it provides Bank with at least thirty (30) days prior written notice thereof. Bank acknowledges that EPI has given Bank notice of its intent to change its name to EPI Technologies, Inc., and that such change will not violate this covenant.

       (D) Transfer its executive offices to, or maintain records with respect to any Accounts at, any location other than Borrowers' Principal Business Location as set forth above, or otherwise permit any other
Collateral to be located at any location other than a Collateral Location, except upon providing Bank with thirty (30) days prior written notice thereof.

6. TERMINATION OF AGREEMENT

   The undertakings, agreements, covenants, warranties and representations of Borrower contained in this Agreement shall terminate, and Bank shall release its Lien on the Collateral and all of its rights under this Agreement, at such time as all Obligations have been fully paid and satisfied.

7.   RIGHTS AND REMEDIES ON DEFAULT

     7.1 REMEDIES. Upon and after the occurrence of an Event of Default, Bank shall have, to the extent permitted by applicable law, and in addition to any other right or remedy provided for in this Agreement, the following rights and remedies:

          (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Bank may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Loan Documents.

          (B)  The right to take immediate possession of the Collateral, and
(i) require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Bank at a place to be designated by Bank which is reasonably convenient to both parties, and (ii) enter any of the premises of any Borrower or wherever any Collateral shall be located and to keep and store the same on said premises until sold (and if said premises be the property of Borrowers, Borrowers agree not to charge Bank for storage thereof for a period of at least ninety (90) days after sale or disposition of the Collateral). Bank is hereby granted a non-exclusive license or other right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrowers' rights under all licenses and all franchise agreements shall inure to Bank's benefit.

          (C)  The right to foreclose the Bank's Liens.

          (D) The right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Bank, in its sole discretion, may deem advisable. Borrowers agree that ten
(10) days written notice to Borrowers of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such location(s) as Bank shall designate in said notice. Bank shall have the right to conduct such sales on Borrowers' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to Borrowers Bank shall have the right to bid or credit bid at any such sale on its own behalf.

          (E) In connection with any sale of Collateral, Bank shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. Subject to the rights of the holders of any Permitted Lien having priority over the Liens of Bank, if any, the proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and legal expenses incurred by Bank for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the

Collateral; second, to interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Bank therefor.

     7.2 APPLICATION OF COLLATERAL. Upon the occurrence of any Event of Default, Bank may also, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, without notice, appropriate and apply on any Obligations any and all Collateral in the possession of Bank or in any Lockbox, and any and all balances, credits, deposits, accounts, reserves, indebtedness, or other monies due or owing to Borrowers or held by Bank hereunder or otherwise, whether accrued or not.

     7.3 REMEDIES CUMULATIVE. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrowers contained in this Agreement, the other Loan Documents or in any document referred to herein or therein or contained in any agreement supplementary hereto or thereto or in any schedule or report give to Bank, or contained in any other agreement between Bank and Borrowers, heretofore, concurrently, or hereafter entered into or delivered, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of Borrowers herein contained. The failure or delay of Bank to exercise or enforce any rights, powers or remedies hereunder or under the other Loan Documents or under any document referred to herein or therein or contained in any agreement supplementary hereto or thereto or against any Collateral shall not operate as a waiver of such rights, powers and remedies, but all such rights, powers, and remedies shall continue in full force and effect until all Obligations owing or to become owing from Borrowers to Bank shall have been fully satisfied, and all rights, powers and remedies of Bank as aforesaid are cumulative and none are exclusive.

     7.4 CROSS-COLLATERAL AND CROSS-DEFAULT. Each of the security interests and liens granted to Bank by Borrowers and MNC pursuant to the Loan Documents or otherwise shall secure any and all of Borrowers' and MNC's liabilities and obligations to Bank under the Loan Documents including, but not limited to, MNC's obligations under the Term Note and the Credit Note (each as defined in the Loan Agreement). It is further understood and agreed that (a) a default under either of the Credit Note or the Term Note, or any of the Loan Documents shall constitute a default under each of the Notes and under this Agreement, and (b) a default under the Notes or under this Agreement shall constitute a default under the Credit Note, the Term Note and the Loan Agreement. References in any of the other Loan Documents to events or conditions constituting a default shall in no way impair Bank's absolute and unconditional right to demand immediate repayment of the unpaid balance of the Credit Note, notwithstanding the fact that at the time of such demand there may not exist any event or condition constituting a default.

8.   APPOINTMENT OF BANK AS BORROWERS' LAWFUL ATTORNEY

     Each Borrower hereby irrevocably designates, makes, constitutes and appoints Bank (and all persons designated by Bank) as each Borrower's true and lawful attorney (and agent-in-fact) to, upon the occurrence, or at any time during the continuance, of an Event of Default, as Bank may determine, in each Borrower's or Bank's name: (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all of each Borrower's rights and remedies with respect to the collection of the Accounts and any other Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceeding brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Bank deems advisable; (vii) discharge and release the Accounts and any other Collateral; (viii) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (ix) prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign each Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts;
(xi) do all acts and things necessary, in Bank's sole discretion, to fulfill each Borrower's obligations under this Agreement; (xii) endorse the name of each Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Bank on account of the Obligations (xiii) endorse the name of each Borrower upon any chattel paper document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts and any other Collateral;
(xiv) use each Borrower's stationery and sign the name of each Borrower to verifications of the Accounts and notices thereof to Account Debtors; (xv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts and any other Collateral to which each Borrower has access; and (xvi) notify post office authorities to change the address for delivery of such Borrower's mail to an address designated by Bank and receive and open all mail addressed to each Borrower, and after removing all remittances and other proceeds of Collateral, forwarding the mail to such Borrower.

9.   MISCELLANEOUS

     9.1 MODIFICATION OF AGREEMENT. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Bank.

     9.2 COSTS, EXPENSES AND ATTORNEYS' FEES. All reasonable costs, expenses, charges and fees, including reasonable attorneys' fees which are incurred by Bank at any time or times, whether prior or subsequent to the date hereof, and regardless of the existence of an Event of Default, in connection with:

           (A) The preparation of this Agreement or any amendment of or modification of this Agreement;

           (B) The administration of this Agreement and the transactions contemplated hereby;

           (C) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Bank, Borrowers or any other Person) in any way relating to the Collateral, this Agreement or Borrower's affairs, but excluding any litigation between Borrowers and Bank as adverse parties unless otherwise permitted by law in connection with any judgment awarded in favor of the prevailing party;

           (D) Any attempt to enforce any rights of Bank against any other Person which may be obligated to Bank by virtue of this Agreement including, without limitation, any guarantor of the Obligations and any Account Debtors;

           (E) Any attempt to protect, collect, sell, liquidate or otherwise dispose of the Collateral; or

           (F) The filing and recording of all documents required by Bank to perfect Bank's Liens in the Collateral, including without limitation, any documentary stamp tax, intangibles tax or any other taxes incurred because of such filing or recording;

shall be payable, on demand, by Borrowers to Bank and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges, telegraph charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of services. Additionally, if any taxes shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrowers will pay all such taxes, including, but not limited to, any interest and/or penalty thereon, and will indemnify and hold Bank harmless from and against liability in connection therewith. Borrowers otherwise agree to indemnify and hold Bank harmless from any and all loss, damage, cost, liability or expense (including reasonable attorneys' fees) arising out of the use, generation, storage or release of any hazardous waste or hazardous substance in respect of any Borrower's operations or any real property used by a Borrower in the conduct of such operations.

     9.3 WAIVER BY BANK. Bank's failure, at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrowers under this Agreement or the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrowers under this Agreement or the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or the other Loan Documents and no Event of Default by Borrowers under this Agreement or the other Loan Documents shall be deemed to have been suspended or waived by Bank, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Bank and directed to Borrowers.

     9.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

     9.5 PARTIES. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers and Bank.

     9.6 CONFLICT OF TERMS. The provisions of the other Loan Documents and any exhibit or schedule hereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the other Loan Documents, the provision contained in this Agreement shall govern and control.

     9.7 WAIVERS BY BORROWERS. Except as otherwise provided in any of the Loan Documents, Borrowers waive (i) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Borrowers may in any way be liable and (ii) notice prior to taking possession or control of the Collateral which might be required by any court prior to allowing Bank to exercise any of Bank's remedies.

     9.8 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, BORROWERS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF OHIO AND CONSENT THAT ALL SUCH SERVICE OF
PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO BORROWER IN THE MANNER SET FORTH IN SECTION 9.9 BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. BORROWERS WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER, AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF BANK TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWERS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     NOTICES. Except as otherwise provided herein, any notice or demand required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when personally delivered or when sent by first class mail, return receipt requested, with proper postage prepaid, and addressed to the party at the following addresses or to such other address as each party may designate for itself by like notice given in accordance with this Section 9.9:


                If to Bank:   National Canada Finance Corp.
                              One Cleveland Center
                              Suite 2430
                              1375 East Ninth Street
                              Cleveland, Ohio 44114
                              Attn:  Jack Jankovic

             With copy to:    Arter & Hadden
                              925 Euclid Avenue
                              Suite 1100
                              Cleveland, Ohio  44115-1475
                              Attn:  James E. Phillips


             If to Borrowers: Environmental Purification Industries, Inc.
                              810 Chicago Street
                              Toledo, Ohio  43611
                              Attn:  William D. Feniger

             With copy to:    Benesch, Friedlander, Coplan & Aronoff P.L.L.
                              2300 BP America Building
                              200 Public Square
                              Cleveland, Ohio  44114
                              ATTN:  Lawrence M. Bell


    9.10 SECTION TITLES. The section titles and table of contents contained in this Agreement are and shall be without substantive meaning and content of any kind whatsoever and are not, and shall not be deemed, a part of the agreement between the parties hereto.





                        (Remainder of Page Intentionally Left Blank)

   IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                         ENVIRONMENTAL PURIFICATION
                                         INDUSTRIES, INC.

                                         By:    /s/ BRUCE F. MAISON
                                                ------------------------------

                                         Name:  /s/ BRUCE F. MAISON
                                                ------------------------------

                                         Title:     President
                                                ------------------------------


Accepted at Cleveland, Ohio as of the    ENVIRONMENTAL PURIFICATION
date first above written.                INDUSTRIES COMPANY


NATIONAL CANADA FINANCE                  By National Purification, Inc.
CORP.                                    General Partner

By:   /s/ JACK JANKOVIC                  /s/ JAMES L. ROSINO, Treasurer
      ------------------------           -------------------------------------

Name: /s/ JACK JANKOVIC                                and
      ------------------------

Title:     VP                            By MEPI Corp.
      ------------------------           General Partner

                                         /s/ JAMES L. ROSINO, Treasurer
                                         -------------------------------------

                                   EXHIBIT A

                             COLLATERAL LOCATIONS


Plant Location:

            2111 Champlain Street
            Toledo, Ohio 43611


Executive Offices:

            810 Chicago Street
            Toledo, Ohio 43611

                                  EXHIBIT B

                    Environmental Purification Industries
                                Equipment List


     System/Vendor                   Description
     -------------                   -------------------------------
RECEIVING HOPPER
  Odland Iron Works                  30 cubic yard receiving hopper

RAW SLUDGE HANDLING SYSTEM
  Schwing America                    50gpm Positive displacement pump with various valves & controls
  Applied Electronics                Metal detection system
  Fluid Process Equip.               IWAKI Walchem pump
  FMC Invalco Inc.                   Turbine meter and totalizer

CONDITIONED SLUDGE HANDLING SYSTEM
  Lee Industries                     2,000 gallon tank assembly
  Fluid Process Equip.               Moyno progressing cavity pump
  Fluid Process Equip.               Pipeliner
  Fluid Process Equip.               Moyno progressing cavity drum pump
  Mc Stay & Assoc                    Six inch tank bottom valve

REACTOR SYSTEM
  Lee Industries                     3,000 gallon tank assembly
  Mc Stay & Assoc                    Six inch tank bottom valve
  Seco                               Pumping trap

PLASTICIZER SYSTEM
  Clawson Tank Co.                   9,800 gallon vertical storage tank
  CPI Controls                       Liquid level indicator and 4 inch guage hatch
  Fluid Process Equip.               Roper iron gear pump. (30 gpm and 117 psi)
  FMC Invalco Inc.                   Turbine meter and totalizer

PACKAGING SYSTEM
  Integrated Process Systems         Grinder and offloading system
  Hamill Industrial Sales Co.        Conveyor system

STEAM GENERATION & DISTR.
  Donlee Technologies                150 psi Boiler
  Bryan Steam                        Tray type deaerator (10.000 #/hr.)
  Sullivan Sales Co.                 Economizer for 225 h.p boiler
  Boiler Controls                    Chemical feed system

COOLING TOWER SYSTEM
  BCE Inc.                           Penn blowdown separator.
  Toledo Thermal                     Two 2-stage vertical turbine pumps
  Xchanger Inc.                      Heat exchanger
  Marley Cooling Tower Co.           Cooling tower
  Craun-Liebing                      Level control and still chamber

COMPRESSED AIR SYSTEM
  Toledo Compressor                  Water cooled air compressor with various valves and filters

LAB EQUIPMENT
  Charles Ross & Son                 1 qt planetary mixer
  BMC                                Lab Cabinets

WASTEWATER TREATMENT
  HLT                                Gear pump
  Hudson Industries                  Oil / water separator


                                EXHIBIT C

                             PERMITTED LIENS

1. Affidavit of Mechanic's Lien as filed with the Recorder of Lucas County, Ohio on October 2, 1996 by Gem Industrial, Inc.

2. Affidavit of Mechanic's Lien as filed with the Recorder of Lucas County, Ohio on October 11, 1996 by Odland Iron Works, Inc.

3. Primary Reserve Fund held by Mellon Bank, as trustee, pursuant to the terms of a loan agreement between the Toledo-Lucas County Port Authority and Environmental Purification Industries Company.

4. Closure Fund held by Mellon Bank, as trustee, established as required under regulations issued by the U.S. Environmental Protection Agency.



                                    -19-